THOMAS & BETTS CORPORATION
EXECUTIVE RETIREMENT PLAN

APPENDIX A
(As amended June 1, 2005)

The following employees of the Corporation have been approved by the Committee as Eligible Employees under Section 1.14 of the Executive Retirement Plan:

Kenneth W. Fluke(1) (6)
Christopher P. Hartmann(1)(5)
Stanley P. Locke

Connie C. Muscarella(1)
Dominic J. Pileggi(2)(3)
Jim Raines(2)(4)

Notes:
(1) Meets the credited service requirement to receive a benefit under the Plan.

(2)	Meets the age and credited service requirements to receive a benefit under the Plan upon termination of employment.

(3)	The Board of Directors approved on October 24, 2000 five (5) years of additional age and credited service under the Plan for Mr. Pileggi.

(4)	The Compensation Committee of the Board of Directors approved on December 4, 2001 five (5) years of additional age and credited service under the Plan for Mr. Raines.

(5)	The Compensation Committee of the Board of Directors approved on March 7, 2003 five (5) years of additional age and credited service under the Plan for Mr. Hartmann.

(6)	The Compensation Committee of the Board of Directors approved on February 20, 2004 five (5) years of additional age and credited service under the Plan for Mr. Fluke.